SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

...........................Burr-Brown Corporation.............................................
Name of the Registrant as Specified In Its Charter
..........................Burr-Brown Corporation..............................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

      1. Title of each class of securities to which transaction applies:

      ........................................................................................

      2. Aggregate number of securities to which transaction applies:

      ........................................................................................

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11         (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ........................................................................................

      4. Proposed maximum aggregate value of transaction:

      ........................................................................................

      5. Total fee paid:

      ........................................................................................

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

      ........................................................................................

      2. Form, Schedule or Registration Statement No.:

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      3. Filing Party:

      ........................................................................................

      4. Date Filed: ...............................................................................

BURR-BROWN CORPORATION

6730 South Tucson Boulevard

Tucson, Arizona 85706

NOTICE AND PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2000 AT 9:00 AM

      You are hereby notified that the 2000 Annual Meeting of Stockholders of
Burr-Brown Corporation (the “Company”) will be held April 28, 2000, at 9:00
a.m. at the principal executive offices of the Company, 6730 South Tucson
Boulevard, Tucson, Arizona 85706, to consider and act upon the following matters:

1.

        To elect five members to the Board of Directors to
serve until the next annual meeting of shareholders and until their successors are elected;

2.

        To approve an amendment to the Company’s Certificate of
Incorporation to increase the number of shares of common stock authorized for issuance from 80,000,000 to 240,000,000 shares;

3.

        To approve an amendment to the Company’s 1993 Stock Incentive
Plan to increase the number of shares authorized for issuance under the plan from 13,332,240 to 23,332,240 shares;

4.

To approve the Company’s Senior Executive Bonus Plan;

5.

        To ratify the selection of Ernst & Young L.L.P. to serve as independent auditors for the Company for the year ending December
31, 2000; and

6.

        To transact such other business as may properly come
before the meeting or any postponement or adjournment of the meeting.

      Only stockholders of record on the books of the Company at the close of business on March 6, 2000 will be entitled to vote at the meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at 6730 South Tucson Boulevard, Tucson, Arizona
85706. A stockholder may examine the list for any legally valid purpose related to the meeting. Whether or not you expect to personally attend the meeting, please be sure to date, sign, and return the enclosed proxy in the stamped envelope provided.

      A copy of the Company’s 1999 Annual Report to Stockholders is enclosed.
Management cordially invites you to attend the Annual Meeting.

        By Order of the Board of
Directors

Bradley S. Paulson
Corporate Secretary & General Counsel

Tucson, Arizona

March 23, 2000

IMPORTANT

      A Proxy Statement and Proxy Card are submitted herewith. The enclosed envelope for return of the proxy requires no postage if mailed in the U.S.A. or Canada.
Stockholders attending the meeting may personally vote on all matters which are considered, in which event the signed proxy may be revoked. ALL STOCKHOLDERS
ARE URGED TO COMPLETE AND MAIL THE PROXY PROMPTLY WHETHER OR NOT THEY PLAN TO
ATTEND THE MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE VOTED.

BURR-BROWN CORPORATION

6730 South Tucson Boulevard

Tucson, Arizona 85706

PROXY STATEMENT

GENERAL

      This Proxy Statement and accompanying Proxy Card and 1999 Annual Report are furnished in connection with the solicitation by the Board of Directors of
Burr-Brown Corporation, a Delaware corporation (the “Company” or “Burr-Brown”), of proxies to be voted at the Annual Meeting of Stockholders to be held on
April 28, 2000 (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual
Meeting of Stockholders. The Annual Meeting will be held at 9:00 a.m. at the principal executive offices of the Company located at 6730 South Tucson
Boulevard, Tucson, Arizona 85706. It is anticipated that this Proxy Statement and the enclosed Proxy Card will be mailed on or about March 23, 2000 to stockholders of record on March 6, 2000.

VOTING RIGHTS

      The close of business on March 6, 2000 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of March 6, 2000, the Company had
55,952,924 shares
of its common stock outstanding and entitled to vote at the Annual Meeting.
Each holder of shares of common stock is entitled to one vote for each share of common stock held on the record date on each of the proposals presented in this
Proxy Statement. There is no cumulative voting in the election of directors.

REVOCABILITY AND VOTING OF PROXIES

      Any person giving a proxy has the power to revoke it at any time before it is voted at the meeting. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation, by signing and returning a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. When a proxy is returned properly signed, the shares represented thereby will be voted as directed by the persons named in the proxies. If a proxy is returned without specifying choices, the shares will be voted “FOR” the directors named in proposal 1, “FOR” proposals 2, 3, 4, and 5 and in the proxy holder’s discretion for any other matters properly under consideration at the Annual Meeting.

QUORUM REQUIREMENT

      A quorum, which is a majority of the outstanding shares as of the record date, March 6, 2000, must be present in order to hold the Annual Meeting and to conduct business. Shares are counted as being present at the Annual Meeting if you appear in person at the meeting or if you vote your shares by submitting a properly executed proxy card. Accordingly, it is important that you return your proxy card if you do not plan to attend the Annual Meeting in person.

VOTES REQUIRED FOR EACH PROPOSAL

      The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

      Proposal 1 — Election of Directors. The five nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

      Proposal 2 — Amendment to the Certificate of Incorporation. Approval of
the amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding at the record date.

      Proposal 3 — Amendment to 1993 Stock Incentive Plan. Approval of the
amendment to the 1993 Stock Incentive Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting, in person or by proxy.

      Proposal 4 — Approval of Senior Executive Bonus Plan. Approval of the
Senior Executive Bonus Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting, in person or by proxy.

      Proposal 5 — Ratification of Auditors. The ratification of auditors for the fiscal year ended December 31, 2000 requires the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy.

      You may vote either “for” or “withhold” your vote for each nominee for election as a director. You may vote “for,” “against,” or “abstain” from the proposals to approve (a) the amendment to the Certificate of Incorporation, (b)
the amendment to the 1993 Stock Incentive Plan, (c) the Senior Executive Bonus
Plan, and (d) the ratification of auditors.

ABSTENTIONS AND BROKER NON-VOTES

      If you return a proxy card
that indicates an abstention from voting on any
or all proposals, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted at the meeting on proposals from which you abstain. If you abstain from voting on the proposal to approve the amendment to the Certificate of Incorporation, your abstention has the same effect as a vote against the proposal. If you abstain from voting on any of the other proposals your shares will not have the effect of a vote for or against such proposal(s).

      Brokerage firms have authority to vote customers’ non-voted shares on certain routine matters. In the event any of the proposals are not treated as routine matters under NASDAQ rules, your broker may not be able to vote on these proposals if you do give a proxy to vote your shares or give voting instructions to your broker (known as “broker non-votes”). Consequently, if you do not give voting instructions or a proxy to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares on routine matters, which may not include all of the proposals to be voted on at the Annual Meeting. To the extent your brokerage firm votes shares on your behalf on any of the proposals, your shares will be counted as present for the purposes of determining a quorum. If your brokerage firm does not vote or give discretionary authority to vote to the proxy holder with respect to the proposal to amend the Certificate of Incorporation, this will effectively be treated as a vote against this proposal. If your broker does not vote or withholds discretionary authority to the proxy holder to vote on any other proposals, this will have no effect as your shares will not be considered present and entitled to vote on these matters.

VOTING RESULTS

      Final voting results will be announced at the Annual Meeting and will be published in Burr-Brown’s Form 10-Q for the second quarter of fiscal 2000.
Burr-Brown will file this quarterly report with the Securities and Exchange
Commission.

SOLICITATION OF PROXIES

      The Company will bear the cost of solicitation of proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers,

employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      At the Annual Meeting, five (5) directors will be elected, each to hold office until the next annual meeting of stockholders and until a successor for such director is elected and has been qualified, or until the earlier death, resignation, or removal of such director. There are five (5) nominees for election to the Board, each of whom is currently a director of the Company.
Each person nominated for election has agreed to serve if elected, and the
Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. Unless authority is withheld, the proxy holders will vote the proxies received by them for the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below, to the extent authority is not withheld. The five
(5) candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the
Company. The proxies solicited by this Proxy Statement may not be voted for more than five (5) nominees.

NOMINEES

      Set forth below is information regarding the nominees to the Board of
Directors.

Name

Age

Present Principal Employment and Prior Business Experience

Syrus P. Madavi

50

        President and Chief Executive Officer of the Company since March 1994 and Chairman since April
1998. Prior to joining the Company, Mr. Madavi was employed at Raytheon from 1990 to 1994, where he served as President of the Semiconductor Division for his last two years there. Prior to working at Raytheon, Mr. Madavi served as the Vice President and General Manager of Honeywell
Signal Processing Technologies from 1984 to 1989. He also held management positions with Analog
Devices Inc. from 1980 to 1983. Mr. Madavi has a B.S.E.E. degree and an M.S. in Computer Science from Stevens Institute, and an M.B.A. in Finance from the University of California Los Angeles.

Thomas R. Brown, Jr.

73

        Director since 1956. Mr. Brown founded the Company and served as its Chairman from 1956 to 1998.
Mr. Brown also served as the Chief Executive Officer from the founding until February 1983 and
President until 1976. In addition, Mr. Brown served as Corporate Secretary from February 1986 to
November 1987. Mr. Brown again
served as President and CEO from April 1993 to March
1994. Mr. Brown is a former member of the Board of
Directors of the Los Angeles Regional Office of the
Federal Reserve Board.

John S. Anderegg, Jr.

76

        Director since 1958. Mr. Anderegg has
served as Chairman of the Board of Dynamics
Research Corporation since 1955 and served
as its President from 1955 to 1986. Mr.
Anderegg also serves as a Director of the
Ivy/MacKenzie Funds.

Francis J. Aguilar

67

        Director since 1993. Dr. Aguilar is
Professor Emeritus Business Administration
at Harvard Business School. Dr. Aguilar
served as Faculty

Name

Age

Present Principal Employment and Prior Business Experience

        Chairman, Harvard
International Senior Manager’s Program,
from 1972 to 1974, and Chairman,
International Teachers Program, from 1968
to 1972. Dr. Aguilar is Executive Director
of the Management Education Alliance and is
also a consultant and an author. He also
serves as a Director of Bowater, Inc. and
Dynamics Research Corporation.

Marcelo A. Gumucio

62

        Director since 1995. Since 1997, Mr.
Gumucio has served as President of Gumucio,
Burke & Associates, a private investment
firm that he founded. Mr. Gumucio retired
as Chief Executive Officer of Micro Focus
in 1997. From 1992 to 1996, Mr. Gumucio
was Chairman of the Management Board and
the Chief Executive Officer of Memorex
Telex N.V., and President and Chairman of
the Board of Memorex Telex Corporation.
Prior to his affiliation with that firm,
Mr. Gumucio was an executive at Cray
Research, Inc., where he served as
Executive Vice President from 1983 to 1988
and as President and Chief Operating
Officer from 1988 to 1990.

      There is no family relationship between any of the nominees or between any of the nominees and any of Burr-Brown’s executive officers. Burr-Brown’s executive officers serve at the discretion of the Board of Directors.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors held four (4) meetings during 1999. During this period, each Board member attended or participated in at least 75% of (i) the total number of meetings of the Board that were held while he was a member and
(ii) the total number of meetings held by all committees of the Board on which he was a member and while he was a member.

      The Audit Committee of the Board of Directors held four (4) meetings during 1999. The Audit Committee, which is currently comprised of John S.
Anderegg, Jr., Chairman, Marcelo A. Gumucio and Francis J. Aguilar, recommends to the Board appointment of the Company’s independent auditors, approves services performed by such auditors, reviews with management of the Company the results and plans for independent audit engagements, and reviews and evaluates the Company’s accounting system and its system of internal accounting controls.

      The Compensation Committee held four (4) meetings during 1999. The
Compensation Committee, which is currently comprised of Francis J. Aguilar,
Chairman, Marcelo A. Gumucio and John S. Anderegg, Jr., has overall responsibility for the Company’s compensation policies and determines the compensation payable to the Company’s executive officers, including their participation in certain of the Company’s employee benefit plans. The
Compensation Committee also administers the Company’s 1993 Stock Incentive Plan and Performance Bonus Program.

DIRECTOR COMPENSATION

      Non-employee Board members each received during fiscal year 1999 a quarterly retainer fee of $5,000 and an additional $1,500 for each Board meeting attended. In addition, each such Board member was reimbursed for travel expenses incurred in connection with his attendance at Board meetings and the committees thereof. Non-employee Board members also receive periodic automatic option grants under the Company’s 1993 Stock Incentive Plan, as more fully described under Proposal No. 3, “Approval of Amendments to the Company’s
1993 Stock Incentive Plan — Automatic Option Grant Program.” Directors who are
officers of Burr-Brown receive no additional compensation as directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

      Section 16(a) of the Securities and Exchange Act of 1934 requires the
Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity

 securities, to file with
the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%)
stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1999, the Company believes that during 1999 all Section 16(a) filing requirements were met on a timely basis.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer and the Company’s
two other executive officers whose salary and bonus for the 1999 fiscal year was in excess of $100,000, for services rendered in all capacities to the
Company and its subsidiaries for each of the fiscal years ended December 31,
1999, 1998, and 1997. The individuals included in the table will be referred to in this Proxy Statement as the Named Executive Officers.

Summary Compensation Table

Annual Compensation

Long-Term Compensation Awards

Other

Annual

Options

Name and

Compensa-

(No. of Under-

All Other

Principal Position

Year

Salary($)(1)

Bonus($)(2)

tion($)(3)

lying Shares)(4)

Compensation($)(5)

Syrus P. Madavi,

1999

350,000

639,396

—

225,000

2,500

Chairman, President

1998

350,000

110,867

—

525,000

2,500

& CEO

1997

350,000

311,169

—

—

2,375

Kenneth G. Wolf,

1999

230,000

101,187

—

22,500

2,500

Executive Vice

1998

230,000

27,535

—

56,250

2,500

President(6)

1997

161,000

80,591

75,299

286,875

1,274

J. Scott Blouin,

1999

180,000

83,154

—

45,000

2,500

Chief Financial

1998

172,000

35,817

—

56,250

2,500

Officer

1997

162,000

65,868

—

56,250

2,375

(1)

        Includes amounts deferred under the Company’s Future Investment Trust Plan
(“401(k) Plan”).

(2)

        Includes a performance bonus earned in the year noted above but paid in the subsequent year. For all Named Executive Officers, includes a profit sharing bonus paid semi-annually. For Syrus P. Madavi, includes a special incentive bonus of $300,000 paid in April 1999. See “Compensation
Committee Report on Executive Compensation.”

(3)

        Represents amounts paid as reimbursement for relocation and automobile expenses.

(4)

        None of the Named Executive Officers were awarded restricted stock in the
1999 fiscal year nor held restricted stock at the end of that year.

(5)

        All other compensation includes the contributions made by the Company to the 401(k) Plan on behalf of each of the Named Executive Officers to match part of the salary deferrals under such plan.

(6)

        Mr. Wolf joined the Company as Executive Vice President on April 10,
1997.

Stock Options

      The following table sets forth information regarding options granted during the fiscal year ended December 31, 1999 by the Company to the Named
Executive Officers:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Potential Realizable

Percent

Value at

Number of

of Total

Assumed Annual

Securities

Options/SARs

Rates of Stock

Underlying

Granted to

Exercise or

Price Appreciation

Options/SAR

Employees

Base

for Option

Granted

in Fiscal

Price

Expiration

Term(4)

Name

(#)(1)

Year(2)

($/Sh)(3)

Date

5%

10%

Syrus P. Madavi

225,000

11.88
%

16.83

01/17/09

2,381,934

6,036,288

Kenneth G. Wolf

22,500

1.19
%

16.83

01/17/09

238,193

603,629

J. Scott Blouin

45,000

2.38
%

16.83

01/17/09

476,387

1,207,258

(1)

        Represents options granted pursuant to the Company’s 1993 Stock Incentive
Plan (the “Plan”). The options
granted to Messrs. Madavi, Wolf, and Blouin will become exercisable in a series of five successive equal annual installments, with the first such installment to become exercisable upon completion of one year of service measured from the grant date.

(2)

        The Company granted options to purchase 1,893,750 shares of common stock to all employees in fiscal 1999.

(3)

        The exercise price is equal to the fair market value of the Company’s common stock on the date of grant.

(4)

        Potential realizable value is based on an assumption that the market price will appreciate at the stated
rate, compounded annually, from the date of grant until the end of the ten year term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company’s common stock.

Stock Option Exercises and Holdings

      The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended December 31, 1999 by each of the
Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers as of December 31, 1999.

Aggregated Option Exercises in 1999 and Option Values at 1999 Year End

Shares

Acquired

Number of securities

Value of unexercised

On

Value

Underlying unexercised

In-the-money options at

Exercise

Realized

Options at 1999 year end

1999 year end(2) (3)

Name

(#)

($)(1)

Exercisable

Unexercisable

Exercisable($)

Unexercisable($)

Syrus P. Madavi,

President & CEO

—

—

451,500

555,000

12,394,297

10,141,441

Kenneth G. Wolf,

        Executive Vice
President

82,968

699,401

—

282,657

—

7,198,940

J. Scott Blouin,

CFO

30,000

455,480

37,950

138,600

1,055,658

3,387,030

(1)

        Value represents the difference between the closing price of the Common
Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2)

        “In-the-money” options are options whose exercise price was less than the market price of the Company’s common stock on December 31, 1999.

(3)

        Based on the market price of $36.4688 which was the closing price per share of the Company’s common stock on the Nasdaq National Market on
December 31, 1999, less the option exercise price payable per share.

Annual Retirement Benefits

      The table below provides a schedule of estimated annual benefits payable upon retirement to individuals who participate in the Company’s defined benefit pension plan:

        Years of
Service

Compensation

5

10

15

20 or More

$100,000

$
4,174

$
8,346

$
12,520

$
16,694

125,000

5,424

10,848

16,272

21,694

150,000

6,674

13,348

20,022

26,694

200,000

7,174

14,348

21,522

28,694

      A participant’s compensation covered by the Company’s retirement plan is his or her average salary for the five consecutive calendar plan years during the last ten (10) years of the participant’s career for which such average is the highest. Under the retirement plan, contributions are not specifically allocated to individual participants. The table above shows estimated annual retirement benefits payable at age sixty-five (65) to participants, based upon the plan formula equal to 0.5% of final average annual salary plus 0.5% of excess final average salary over the individual’s Social Security covered compensation, multiplied by years of service, up to a maximum of twenty (20)
years. The estimates do not include Social Security benefits payable from the federal government and assume that benefits begin at age sixty-five (65) under a straight line annuity form. The Social Security covered compensation used in the calculation is that applicable to an individual

 attaining age sixty-five
(65) in 1999. Compensation covered under the plan for Named Executive Officers as of the end of 1999: Mr. Madavi: $156,000; Mr. Wolf: $160,000; and Mr.
Blouin $141,294. The estimated years of service for each Named Executive
Officer are as follows: Mr. Madavi: 6; Mr. Wolf: 3; and Mr. Blouin: 5.

      Effective January 1, 1998, the defined benefit pension plan was amended to provide a minimum lump sum “Cash Balance” benefit equal to 2% of pay per year plus interest. For those employees hired on or after January 1, 1998, this minimum benefit is the only benefit payable from the plan. For those employed prior to January 1, 1998, the projected benefit at age 65 is presently greater under the original formula than the benefit under the Cash Balance formula.
Each Named Executive Officer was employed prior to January 1, 1998.
Consequently, the projected benefit for each executive can be determined by reference to the illustrative table above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company’s executive compensation program is designed to attract, retain and reward executives who successfully contribute to the Company’s achievement of its business objectives. The Compensation Committee of the Board of Directors (the “Committee”), which is comprised of only non-employee directors, is responsible for establishing and implementing the executive compensation program. Early each year, the Committee determines base salaries
and
option grant awards for each executive officer for the new year, as well as any performance bonuses to be paid based upon individual and Company performance during the prior year.

General Compensation Policy

      The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based substantially upon their contribution to the financial success of the Company and their individual performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary, which reflects individual performance and is designed primarily to be competitive with relevant salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the achievement of individual and corporate performance goals established by the Committee, and (iii) long-term, stock-based incentive awards that strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an officer’s level of responsibility increases, a greater portion of his or her total compensation is to be dependent upon
Company performance and stock price appreciation rather than base salary.

      Factors. The principal factors considered in establishing the components of each executive officer’s compensation package for the 1999 fiscal year are summarized below. The Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future years.

      • Base Salary. The base salary for each executive officer is set on the basis of personal performance, the Committee’s assessment of salary levels in effect for comparable positions with the Company’s principal competitors, and internal comparability considerations. The weight given to each of these factors may vary from individual to individual. The Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its review and understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries are reviewed on an annual basis, and adjustments, if any, will be made in accordance with the factors indicated
above. During 1999, the annual base salaries for Syrus P. Madavi and Kenneth
G. Wolf remained at $350,000 and $230,000, respectively, the same as their respective 1998 and 1997 base salaries. The base salary for J. Scott Blouin was increased from $ 172,000 in 1998 to $180,000 in 1999.

      • Annual Incentive Compensation. The Committee established an executive incentive plan for fiscal 1999 designed to reward executive officers on the basis of the Company’s financial results for the year

 and each executive
officer’s individual performance. Under the plan, a percentage of the
Company’s pre-tax income for the 1999 fiscal year was set aside for individual bonus awards to the Chief Executive Officer and the other executive officers and key employees of the Company. The Committee determined the individual bonus award for the Chief Executive Officer on the basis of his achievement of a number of strategic objectives relating to product development, cost reductions, implementation of key programs and financial performance of the
Company relative to the industry. The Committee then distributed the balance of the bonus pool to the other executive officers and key employees on the basis of the individual performance evaluations, achievement of pre-determined individual performance objectives, Company performance and bonus recommendations submitted by the Chief Executive Officer. Based on the foregoing, in January 2000 the Committee awarded performance bonuses to Messrs.
Wolf and Blouin of $91,190, and $75,000, respectively, based on their 1999 fiscal year contributions.

      • Long-Term Incentive Compensation.  Stock options are designed to provide the executive officers with an equity stake in the business, thereby aligning their interests with those of the stockholders. The Committee has established general guidelines for awarding options to executive officers.
These guidelines take into account an individual’s current position with the
Company, comparability with grants made to other Company executives, and his or her potential for growth within the Company, i.e., future responsibilities and possible contributions and promotions over the option term. The Committee does not always strictly adhere to these guidelines and will occasionally vary the size of the option award as circumstances warrant. Based on the foregoing, the
Committee awarded option grants to Messrs. Wolf and Blouin to purchase the following number of shares of the Company’s common stock, respectively: 22,500 and 45,000.

CEO Compensation

      In setting the compensation payable to the Company’s Chief Executive
Officer, Syrus P. Madavi, for the 1999 fiscal year, the Committee determined to keep his base salary at $350,000 and provide him with a greater percentage of overall compensation from performance bonus and equity incentives. The
Committee believes this is consistent with its objectives of providing Mr.
Madavi with a competitive level of overall compensation and tying his compensation to a great extent to the Company’s financial and operating performance and the appreciation of the Company’s stock. Although it is the
Committee’s intent to provide Mr. Madavi with a level of stability and certainty each year with respect to base salary, and not to have this particular component of compensation affected to any significant degree by
Company performance factors, the Committee determined that Mr. Madavi’s current base salary satisfied these purposes for 1999.

      In light of
Mr. Madavi’s individual accomplishments, the Company’s
performance, and the Committee’s desire to retain Mr. Madavi for the long-term and further align his interest with the Company’s stockholders, the Committee granted Mr. Madavi options to purchase 225,000 shares of the Company’s common stock in January 1999.

      As previously indicated, Mr. Madavi’s incentive compensation for the 1999 fiscal year was dependent upon the Company’s financial performance, measured in terms of pre-tax income, and his achievement of a number of strategic objectives, including implementation of key information systems, improvements in specific customer service objectives, introduction of new products, cost reductions and penetration of new, high growth markets in the industry. In light of the Company’s many record achievements in 1999, and Mr. Madavi’s personal accomplishment of his performance objectives, in January 2000 the
Committee awarded Mr. Madavi a performance bonus of $350,000 for his 1999 performance.

      In August 1998, the Committee also approved a new incentive program for
Mr. Madavi designed to further align his interest with the Company’s stockholders. Pursuant to this program, if the market price of the Company’s common stock attains certain milestones during prescribed periods of time, Mr.
Madavi would earn a bonus of $300,000. Each successive milestone represents appreciation of 25% in the price of the common stock over the previous milestone. Mr. Madavi may not be paid more than one such bonus in any calendar year, and he must continue to be employed as the Company’s Chief Executive
Officer at the time a milestone is achieved in order to earn the bonus. The maximum payout to Mr. Madavi over the next ten years is limited to $1,500,000.
The first milestone under this incentive bonus program was achieved on April
25, 1999.

Accordingly, Mr. Madavi received a $300,000 bonus pursuant to this incentive bonus program during the 1999 fiscal year.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding
$1 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation that is not considered to be performance based. The non-performance based compensation to be paid to the
Company’s executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, and the Committee does not believe that non-performance based compensation to be paid to the Company’s executive officers for fiscal 2000 will exceed that limit. The Company’s 1993 Stock
Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as “performance based” compensation which will not be subject to the $1 million limitation. However, in January 1999, options to purchase 225,000, 22,500 and 45,000 shares were granted to Mr. Syrus P. Madavi,
Mr. Kenneth G. Wolf and Mr. J. Scott Blouin, respectively. Although these options were granted under the 1993 Stock Incentive Plan, they do not qualify as “performance based” compensation because at the time they were granted, a former officer of the Company was a member of the Compensation Committee. If the aforementioned executive officers exercise such options in future years when they receive more than $1 million of total non-performance based compensation from the Company, the Company will not be able to deduct the amount of non-performance based compensation that exceeds $1 million in such year(s).

      Because it is possible in the foreseeable future that
total cash compensation to be paid to the Company’s CEO, Syrus P. Madavi, may exceed the
$1 million limit, the Committee has recommended the restructuring of annual performance bonuses to the Named Executive Officers. The 2000 Executive Bonus
Plan is designed particularly for the Named Executive Officers and would replace their participation in the Company’s annual performance bonus program.
If the stockholders approve the 2000 Executive Bonus Plan, it is the Committee’s expectation that annual performance incentive bonuses paid to such offers pursuant to that Plan would be considered
“performance based,” permitting the Company to take a tax deduction for the full amount of the bonus paid.

Submitted by the Compensation Committee of the

Burr-Brown Corporation Board of Directors

Francis J. Aguilar

Marcelo A. Gumucio

John S. Anderegg, Jr.

Compensation Committee Interlocks and Insider Participation

      During fiscal 1999, no member of the Compensation Committee was a current officer or employee of the Company or any of its subsidiaries and no executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that has an executive officer serving as a member of the Company’s Board of Directors or Compensation
Committee.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the common stock of the Company with that of the Russell 2000 Index, a broad market index of companies with comparable market capitalization, and Value
Line’s Semiconductors Index, a published line-of-business index. The comparison for each of the periods assumes that $100 was invested on December
31, 1994 in the Company’s common stock, the stocks included in the Russell 2000
Index and the stocks included in Value Line’s Semiconductors Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

[Performance Graph for Burr-Brown Corporation]

Indexed Comparison of 5-Year
Cumulative Total Return

Burr-Brown, Russell 2000 Index and Value Line's
Semiconductor Index

1994

1995

1996

1997

1998

1999

Russell 2000

100.00

128.44

149.62

183.07

178.41

216.34

Value Line

100.00

151.48

257.64

345.96

446.70

1,099.59

Burr-Brown

100.00

283.25

289.00

535.50

585.95

1,354.88

      Note: Assumes $100 invested on 12/31/94 in Burr-Brown, Russell 2000 Index and Value Line’s Semiconductors Index.
Assumes reinvestment of dividends on a daily basis.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange
Act of 1934 that might incorporate future filings made by the Company under those statutes, including this Proxy Statement, the preceding Compensation
Committee Report on Executive Compensation and the preceding Company Stock
Price Performance Graph are not to be incorporated by reference into any such prior filings; nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

      Employment Agreements and Termination of Employment and Change in Control
Arrangements

      The Company does not have any employment contracts with its executive officers. However, in October 1996, the Company entered into a formal severance agreement with Mr. Syrus P. Madavi, the Company’s President and Chief
Executive Officer. Under this agreement, severance benefits will be paid to
Mr. Madavi upon his termination of employment under certain specified circumstances. In the absence of a change in control of the Company, the agreement does not provide any severance benefits to Mr. Madavi in the event of his voluntary resignation or if his employment is terminated for misconduct.
If the Company terminated Mr. Madavi’s employment for just cause (including his failure to correct one or more material deficiencies in his performance after receipt of written notice from the Board), then he would be entitled to: (i) a one-time lump sum payment equal to his average annual base salary and bonus for the preceding three years and (ii) the continuation of his base salary for twelve months. If the Company terminated Mr. Madavi’s employment without cause
(for any reason other than misconduct or just cause), then the Company would pay him a severance benefit equal to two times his average annual base salary and bonus for the preceding three years, with one-half of such amount to be paid in an immediate lump sum and the balance to be paid in twelve equal monthly installments.

      If the Company incurred a “change in control” (a change in ownership of more than fifty percent of the total combined voting power of the Company’s outstanding securities or the sale of all or substantially all of the Company’s assets or dissolution of the Company), then Mr. Madavi would be entitled to a severance benefit equal to: (a) two times his average annual base salary and bonus for the preceding three years, if he voluntarily left the Company within two years after the change in control; (b) three times his average annual base salary and bonus for the preceding three years, if he was constructively discharged within six months after the change in control, or (c) four times his average annual base salary and bonus for the preceding three years, if he was is terminated without cause following the change in control. In addition, if the Company is acquired through a hostile takeover and Mr. Madavi left the
Company’s employ at any time within the succeeding two years, then he would be entitled to a lump sum severance payment equal to two times his average annual base salary and bonus for the preceding three years.

      The severance agreement also imposes certain non-competition covenants and consulting obligations upon Mr. Madavi during the period severance benefits are to be paid to him following his termination of employment, whether or not such termination is in connection with a change in control. In addition, the Company will, at its expense, provide continued health care coverage under the
Company’s medical/dental plans to Mr. Madavi and his eligible dependents for up to a twelve-month period following his termination.

      The severance agreement also requires that all future option grants made to Mr. Madavi contain certain vesting acceleration provisions, ranging from twenty percent (20%) to one hundred percent (100%) accelerated vesting, in connection with his termination of employment or certain changes in control or ownership of the Company.

      The severance agreement was effective through December 31, 1999 and automatically renewed on January 1, 2000 and will renew each calendar year thereafter unless the Company gives written notice of non-renewal at least one hundred eighty days prior to the start of any such subsequent calendar year.
Should Mr. Madavi resign within six months after such non-renewal, the Company will be obligated to negotiate a reasonable severance package with him comparable to termination benefits provided to similarly-situated chief executive officers in the industry.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth certain information as of March 6, 2000, with the exception of information regarding J.W. Seligman & Co., Inc., and
Massachusetts Financial Services, which is as of December 31, 1999, regarding the ownership of the Company’s common stock by (i) all persons known by the
Company to be beneficial owners of five percent (5%) or more of its outstanding common stock, (ii) each

 director of the Company, including those who are
nominees for election to the Board at the Annual Meeting, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

Amount and Nature of

Beneficial Ownership(1)

Number of

Percent Of

Name of Beneficial Owner

Shares

Class

Syrus P. Madavi (2)

686,500
(3)

1

Chairman, President, CEO & Director

Thomas R. Brown, Jr. (2)

16,638,531
(4)

30

Director and Chairman Emeritus

Francis J. Aguilar, (2)

59,625
(5)

*

Director

John S. Anderegg, Jr. (2)

227,022
(5)

*

Director

Marcelo A. Gumucio (2)

69,000
(6)

*

Director

Kenneth G. Wolf (2)

89,343
(7)

*

Executive Vice President

J. Scott Blouin (2)

68,325
(8)

*

CFO

All Current Directors and

17,948,346
(9)

32

        Current Executive Officers
as a Group (7 persons)

J.W. Seligman & Co., Inc.

3,063,926
(10)

5.5

        Mr. William C. Morris
100 Park Avenue
New York, NY 10017

Massachusetts Financial Services

2,855,284

5.1

        500 Boylston St., 15th Floor
Boston, MA 02116

*

less than one (1%) percent of the outstanding common stock.

(1)

        Percentage of beneficial ownership is
calculated assuming 55,952,924
shares of common stock were outstanding on March 6, 2000. This percentage also includes common stock of which such individual or entity has the right to acquire beneficial ownership either currently or within 60 days of March 6, 2000, including by the exercise of options; however, such common stock is not deemed outstanding
for the purpose of computing the percentage owned by any other individual or entity. Unless otherwise indicated, each of the beneficial owners named in the table has sole voting and investment power with respect to all shares indicated as owned by them, subject to applicable community property laws.

(2)

        Unless otherwise indicated, the address of each person or entity listed is Burr-Brown Corporation, 6730 South Tucson Blvd., Tucson, Arizona 85706.

(3)

        Includes 646,500 shares subject to options granted pursuant to the
Company’s 1993 Stock Incentive Plan which are currently exercisable or which will become exercisable within 60 days of March 6, 2000.

(4)

        Total includes 15,092,232 shares held by Brown Investment Management
Limited Partnership, of which Mr. Brown is a general and limited partner and pursuant to which he shares voting and dispositive power over these shares. Also includes 525,000 shares held under two testamentary trusts, of which Mr. Brown is a co-trustee and shares voting and dispositive power over such shares. Also, includes 994,299 shares held by Mr. Brown individually. Also includes 27,000 shares subject to options granted pursuant to the Company’s 1993 Stock Incentive Plan which are currently exercisable or which will become exercisable within 60 days of March 6,
2000.

(5)

        Includes 59,625 shares subject to options granted pursuant to the
Company’s 1993 Stock Incentive Plan which are currently exercisable or which will become exercisable within 60 days of March 6, 2000.

(6)

        Includes 40,500 shares subject to options granted pursuant to the
Company’s 1993 Stock Incentive Plan which are currently exercisable or which will become exercisable within 60 days of March 6, 2000.

(7)

        Includes 87,469 shares subject to options granted pursuant to the
Company’s 1993 Stock Incentive Plan which are currently exercisable or which will become exercisable within 60 days of March 6, 2000.

(8)

        Represents 68,325 shares subject to options granted pursuant to the
Company’s 1993 Stock Incentive Plan which are currently exercisable or which will become exercisable within 60 days of March 6, 2000.

(9)

        Includes 989,044 shares subject to options granted to directors and officers pursuant to the Company’s 1993 Stock Incentive Plan which are currently exercisable or which will become exercisable within 60 days of
March 6, 2000. Also includes 15,092,232 shares held by Brown Investment
Management Limited Partnership and 525,000 shares held by two testamentary trusts of which Mr. Brown is a co-trustee, as described in note (4) above.

(10)

        Includes shares deemed to be beneficially owned by Mr. William C. Morris by reason of his shared dispositive and voting power.

(11)

        These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the
Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

PROPOSAL NO. 2

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors believes the Company’s current capital structure does not provide sufficient flexibility for potential future needs of, or opportunities that might become available to, the Company. Due primarily to three stock splits effected as dividends and two financings over the past four years, the Company’s currently authorized common stock is nearly depleted. The
Company is currently authorized to issue 80,000,000 shares of common stock.
As of March 6, 2000, there were 58,005,995 shares of common stock issued and outstanding, including 2,103,800 shares held as treasury stock. In addition,
4,326,757 shares of common stock that are authorized but unissued are reserved for issuance upon potential conversion of the Company’s outstanding 4-1/4%
Convertible Subordinated Notes due 2007, which were recently issued; 13,332,240 are reserved for issuance under the Company’s 1993 Stock Incentive Plan, including the exercise of outstanding employee stock options; and 900,000 are reserved for issuance under the Employee Stock Purchase Plan. As a result, as of March 6, 2000, there were only 1,334,208 shares of common stock authorized but unreserved, and thus available for issuance upon stock dividends, acquisitions, financings or other transactions. The amendment will not affect the authorized number of shares of preferred stock (par value $0.01 per share).
The authorized number of shares of preferred stock is 2,000,000 and none of these shares is currently outstanding.

      The proposed amendment to the Amended and Restated Certificate of
Incorporation will amend the Third Article of the existing Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 to 240,000,000. The proposed increase in authorized shares is being made primarily for the following reasons:

•

        to permit the Company to declare potential future stock
splits and/or stock dividends;

•

        to permit the Company to enter into potential future
financing transactions involving the issuance of additional shares of common stock (or securities convertible into shares of common stock);

•

        to permit the Company to issue additional shares as
consideration in potential future mergers or acquisitions of other companies or other businesses, assets or technologies; and

•

        to permit the Company to issue additional shares for other general corporate purposes.

      Other than the shares of common stock reserved for the exercise of options, conversion of Convertible Subordinated Notes or purchase under the
Employee Stock Purchase Plan, there are at present, no plans, understandings, agreements, or arrangements concerning the issuance of additional shares of common stock.

      Authorized but unissued shares of common stock of the Company may be issued for such consideration as the Board of Directors determines to be adequate, which could have a dilutive effect on certain shareholders. The shareholders may or may not be given the opportunity to vote on such issuances, depending upon the nature of any such transactions, applicable law, the rules and policies of the NASDAQ Stock Market and the judgment of the Board of
Directors. Shareholders have no preemptive rights to subscribe to newly issued shares of the Company’s capital stock to maintain their proportionate ownership interest. Having a substantial number of authorized and unreserved shares of common stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.
Although the Company has no present intent to do so, it could use the additional shares to attempt to resist a takeover effort. This could delay, defer or prevent a change in control of the Company. Any future issuances of additional shares of common stock may also, among other
effects, have a dilution effect on earnings per share of common stock and on the equity or voting rights of stockholders at the time the shares are issued.

      The Board of Directors believes that the proposed increase in the number of authorized Shares of common stock will provide the flexibility needed to meet important corporate objectives and that such proposed increase is in the best interests of the Company and its stockholders. Adoption of the amendment to the Company’s Restated Certificate of Incorporation to authorize additional shares of common stock requires the approval of a majority of the shares outstanding. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 2

      The Board of Directors unanimously recommends that shareholders vote FOR
Proposal No. 2 to approve the amendment to increase the number of authorized shares of common stock.

PROPOSAL NO. 3

APPROVAL OF AMENDMENTS TO THE COMPANY’S 1993 STOCK INCENTIVE PLAN

      The Board of Directors is requesting stockholder approval of amendments to the Company’s 1993 Stock Incentive Plan (the “1993 Plan”) that will increase the number of shares of the Company’s common stock authorized for issuance under the 1993 Plan by an additional 10,000,000 shares, from 13,332,240 to
23,332,240 shares. As of March 6, 2000, there were only 1,653,882 shares available under the 1993 Plan for new stock option grants.

      The 1993 Plan will expire according to its terms on February 11, 2004.
The Board believes the addition of 10,000,000 shares to the 1993 Plan will allow the Company to satisfy its need to grant an appropriate number of options to its key employees for the remaining life of the 1993 Plan. The Board of
Directors believes that equity participation in the Company through option grants is critically important to retention of key employees for long periods of time. Consequently, approval of Proposal No. 3 is very important to the
Company’s success.

      Stock options are a common component of compensation for key employees in high technology industries such as the semiconductor industry in which
Burr-Brown participates. The Board of Directors believes option grants have been integral to the Company’s success in retaining its scarce analog designers and managers in light of fiercely competitive recruiting tactics employed by other industry participants. The Board also believes the Company is more frugal in dispensing option grants than its primary competitors.

      In three of the past four years, the Board has had to seek stockholder approval to increase the number of authorized shares under the 1993 Plan. This year, the Board believes it is in the best interests of the Company for stockholders to approve a 10,000,000 share increase in the number of shares available for issuance under the 1993 Plan, which should eliminate the need to further amend the 1993 Plan for its remaining term.

Summary of the 1993 Stock Incentive Plan

      The following is a summary of the principal features of the 1993 Plan, as most recently amended. The summary, however, is not a complete description of all the provisions of the 1993 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate
Secretary at the Company’s executive offices.

Structure of the 1993 Plan

      The 1993 Plan contains three separate equity incentive programs: (i) a
Discretionary Option Grant Program, under which key employees, non-employee
Board members and consultants may be granted options to purchase shares of the
Company’s common stock, (ii) a Stock Issuance Program under which key employees, non-employee Board members and consultants may be issued shares of the Company’s common stock directly, either through the purchase of such shares or as a bonus tied to the performance of services or the Company’s attainment of financial objectives, and (iii) an Automatic Option Grant Program, under which non-employee Board members will automatically receive a series of special option grants over their period of continued Board service.

      Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the
Internal Revenue Code (“Incentive Stock Options”) or nonstatutory options
(“Nonstatutory Options”) not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be Nonstatutory Options.

Administration

      The 1993 Plan is administered with respect to all executive officers of the Company by the Compensation Committee of the Board comprised of two or more non-employee Board members. With respect to all other participants, the 1993
Plan may be administered either by the Compensation Committee or by a secondary committee comprised of one or more Board members appointed by the Board. The
Compensation Committee or the secondary committee acting within the scope of its administrative jurisdiction under the 1993 Plan will be referred to in this summary as the Plan Administrator, and each Plan Administrator will have full authority, within the scope of its administrative jurisdiction, to determine the eligible individuals who are to receive option grants and/or share issuances under the Discretionary Option Grant and Stock Issuance Programs, the
type of option (Incentive Option or Nonstatutory Option) to be granted, the number of shares to be covered by each granted option or share issuance, the date or dates on which the option is to become exercisable or the issued shares are to vest, and the maximum term for which a granted option is to remain outstanding.

      All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and no administrative discretion will be exercised by any Plan Administrator with respect to the grants made under that program.

Eligibility

      Key employees (including officers) of the Company or its subsidiaries
(whether now existing or subsequently established), non-employee Board members and independent consultants are eligible to participate in the Discretionary
Option Grant and the Stock Issuance Programs under the 1993 Plan. Non-employee
Board members are also eligible to participate in the Automatic Option Grant
Program. As of March 6, 2000, approximately 320 employees, including 3 executive officers, were eligible to participate in the Discretionary Option
Grant and Stock Issuance Programs, and the 4 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

Share Reserve

      The Company has reserved 13,332,240 shares of common stock for issuance over the term of the 1993 Plan, subject to adjustment from time to time in the event of certain changes to the Company’s capital structure. Such share reserve consists of (i) the 2,419,740 shares of the Company’s common stock which remained available for issuance under the Company’s 1981 Stock Option
Plan at the time of its incorporation into the 1993 Plan, (ii) the additional
3,037,500
shares approved by the stockholders in connection with the implementation of the 1993 Plan, (iii) the additional 1,687,500 share increase approved by the
Company’s stockholders at the 1996 Annual Meeting, plus (iv) the additional
1,687,500 share increase approved by the Company’s stockholders at the 1997
Annual Meeting, plus (v) the additional 4,500,000 share increase approved by the Company’s stockholders at the 1998 Annual meeting. The issuable shares may be made available either from the Company’s authorized but unissued shares of common stock or from shares of the Company’s common stock repurchased by the
Company, including shares purchased on the open market.

      In no event may the aggregate number of shares of the Company’s common stock for which any one individual participating in the 1993 Plan may be granted stock options, separately exercisable stock appreciation rights and direct share issuances exceed 3,037,500 shares in the aggregate over the remaining term of the 1993 Plan. For purposes of this limitation, any stock option grants, stock appreciation rights or direct share issuances made prior to January 1, 1994 will not be taken into account.

      Should an option expire or terminate for any reason prior to exercise in full (including options incorporated from the 1981 Plan and options canceled in accordance with the cancellation-regrant provisions described in the
“Cancellation and Regrant of Options” section below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants or share issuances under the 1993 Plan. In addition, unvested shares issued under the 1993 Plan and subsequently repurchased by the Company, at the original exercise or issue price paid per share, pursuant to the Company’s repurchase rights under the 1993 Plan will be added back to the number of shares of common stock reserved for issuance and will accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the 1993 Plan. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the
1993 Plan will not be available for subsequent issuance.

      As of March 6, 2000, options for 7,525,696 shares of common stock were outstanding under the 1993 Plan, and 1,653,882 shares were available for future option grants or direct stock issuances. Assuming stockholder approval of the
10,000,000-share increase which forms part of this Proposal, the total number of available shares for future stock issuances will be 11,653,882 shares.

Valuation

      For all purposes under the 1993 Plan, the fair market value per share of the Company’s common stock on any relevant date will be the closing selling price per share on such date, as reported on the Nasdaq National

 Market. On
March 6, 2000, the fair market value of the Company’s common stock determined
on such basis was $    per share.

DISCRETIONARY OPTION GRANT PROGRAM

Price and Exercisability

      The exercise price of options granted under the 1993 Plan may not be less than the fair market value of the option shares on the grant date. The exercise price is payable in cash or in shares of the Company’s common stock.
The option may also be exercised through a same-day sale program without any cash outlay on the optionee’s part.

      The maximum period during which any option may remain outstanding under the 1993 Plan may not exceed ten (10) years. The Plan Administrator will have complete discretion to grant options (i) which are immediately exercisable for vested shares, (ii) which are immediately exercisable for unvested shares subject to the Company’s reacquisition rights or (iii) which become exercisable in installments for vested shares over the optionee’s period of service.

      Any vested options held by the optionee at the time of his or her cessation of service for any reason other than death or disability will normally not remain exercisable for more than a three-month period thereafter.
Should the optionee cease service by reason of disability or die while holding one or more outstanding vested options, then the outstanding vested options will not remain exercisable for more than a twelve-month period thereafter.
The Plan Administrator may also permit a twelve-month or longer post-exercise period in the event the optionee ceases service by reason of retirement at or after attainment of age 65. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during the applicable post-service exercise period, be exercisable only to the extent of the number of option shares in which the optionee is vested at the time of his or her cessation of service. For purposes of the 1993 Plan, the optionee will be deemed to continue in service for so long as such individual performs services for the Company or any majority-owned subsidiary, whether as an employee, a non-employee member of the board of directors or an independent consultant or advisor.

      The Plan Administrator will have complete discretion, exercisable at any time the option remains outstanding, to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.

Stock Appreciation Rights

      The Plan Administrator may grant options with tandem or limited stock appreciation rights. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the
Company equal in amount to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of the Company’s common stock. Officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may also be granted limited stock appreciation rights in connection with their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company’s outstanding voting securities, to the extent the option is at the time exercisable for vested shares of common stock.
In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per option share equal to the excess of (i) the highest reported price per share of common stock paid in the tender offer over (ii) the option exercise price payable per share. The balance of the option (if any) will continue to remain outstanding and become exercisable and vest in accordance with the agreement evidencing such grant.

Stockholder Rights and Option Assignability

      No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Incentive Options may be exercised only by the optionee during his or her lifetime and may not be assignable or transferable by the optionee other than a transfer of the option by will or by the laws of inheritance following the optionee’s death. However, Nonstatutory Options may, in connection with the optionee’s estate plan, be assigned in whole or in part during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members.

Cancellation and Regrant of Options

      The Plan Administrator has the authority to effect the cancellation of any or all options outstanding under the 1993 Plan (including options incorporated from the 1981 Plan) and to grant in substitution new options covering the same or different numbers of shares of the Company’s common stock but with an exercise price per share not less than the fair market value of the option shares on the new grant date.

STOCK ISSUANCE PROGRAM

      To the extent the shares of the Company’s common stock issued under the
Stock Issuance Program are drawn from the Company’s authorized but unissued reserve of common stock, those shares must be issued for consideration payable in (i) cash or cash equivalents, (ii) promissory notes payable to the Company’s order, or (iii) services rendered, with such consideration to be valued at not less than the fair market value of the issued shares. Treasury shares (shares repurchased by the Company and held as treasury shares) may be issued for similar consideration or for such other consideration, including future services, as the Plan Administrator deems appropriate under the circumstances.

      The issued shares may be fully vested upon issuance or may vest over a period of time. The holder of the issued shares will have full stockholder rights with respect to those shares, including the right to vote such shares and receive all cash dividends paid on such shares, whether or not those shares are vested. However, unvested shares may not be sold, transferred or assigned, except for certain permitted transfers to the participant’s spouse or issue or transfers effected upon the participant’s death.

      Upon the participant’s cessation of service (as defined above) for any reason, his or her unvested shares will immediately be surrendered to the
Company for cancellation, and the participant will cease to have any stockholder rights with respect to those shares. If the surrendered shares were previously issued to the participant for consideration paid in cash or cash equivalent, the Company will repay to the participant the cash consideration or cancel the principal balance of any outstanding promissory notes payable to the extent attributable to the surrendered shares. The Plan
Administrator may at any time waive in whole or in part the surrender and cancellation of the unvested shares held by the participant and thereby accelerate the vesting of the participant’s interest in the shares as to which the waiver applies.

AUTOMATIC OPTION GRANT PROGRAM

      Under the Automatic Option Grant Program, each non-employee Board member who first joined the Board on or before March 4, 1997 received, at the time of his or her initial election or the appointment to the Board or (if later) on the date of the 1994 Annual Stockholders Meeting, an option grant for 33,750 shares under the Automatic Option Grant Program. Each individual who first joins the Board as a non-employee Board member at any time after March 4, 1997 will, at the time of his or her initial election to the Board by the stockholders or appointment by the Board, receive an option grant for 18,000 shares. In addition, each non-employee Board member will automatically be granted an option for 6,000 shares at each annual stockholders meeting at which he or she continues to serve as a Board member, with the first such annual grant for each individual serving as a non-employee Board member on March 4,
1997 to be made on the date of the annual stockholders meeting held in the calendar year in which the final installment of his or her initial 33,750-share automatic option grant becomes vested, and with the first such annual grant for each individual who first joins

 the Board after March 4, 1997 to be made on
the date of the annual stockholders meeting held in the calendar year in which the third annual installment of his or her initial 18,000-share automatic option grant becomes vested. Stockholder approval of this Proposal will constitute pre-approval of each option granted on or after the date of the
Annual
Meeting pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with its terms.

      Each option granted under the Automatic Option Grant Program is subject to the following terms and conditions:

      • The option price per share will be equal to 100% of the fair market value per share of the Company’s common stock on the automatic option grant date.

      • Each option will have a maximum term of ten years measured from the grant date.

      • Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company at the exercise price paid per share should the optionee cease Board service prior to vesting in those shares. The shares subject to each automatic option grant, whether the initial grant or any annual 6,000-share grant, will vest in a series of five (5) successive equal annual installments over the optionee’s period of continued Board service, with the first such installment to vest upon the completion of one year of Board service measured from the automatic option grant date.

      • The option will remain exercisable for a six-month period following the optionee’s cessation of Board service for any reason other than death or permanent disability. Should the optionee die while in Board service or within six months after his or her cessation of Board service, then the option will remain exercisable for a twelve-month period following such optionee’s death and may be exercised by the personal representative of the optionee’s estate or the person to whom the grant is transferred by the optionee’s will or the laws of inheritance. Should the optionee cease Board service by reason of permanent disability, then he or she will have a twelve-month period in which to exercise the option. In no event, however, may any option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) in which the optionee is vested at the time of his or her cessation of Board service.

      • In the event of a Corporate Transaction or Change in Control (as those terms are defined in the Option/Vesting Acceleration section below), the shares subject to each outstanding automatic option grant will immediately vest in full, and each such option may be exercised for any or all of those vested shares until the expiration or sooner termination of the option term.

      • Upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company’s outstanding securities, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (A) the highest reported price per share of the Company’s common stock paid in such tender offer over (B) the option exercise price payable per share. Stockholder approval of this Proposal will constitute pre-approval of each option surrender right granted under the
Automatic Option Grant Program on or after the date of the Annual Meeting and the subsequent exercise of that right in accordance with the foregoing terms and provisions.

      • The remaining terms and conditions of the option will in general conform to the terms described above for option grants made under the
Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic option grant.

GENERAL PROVISIONS

Option/Vesting Acceleration

      Accelerated vesting of outstanding options and share issuances under the
1993 Plan may occur under certain circumstances in connection with changes in the ownership or control of the Company. The transactions which may trigger such acceleration may be identified as follows:

      Corporate Transaction: any one of the following stockholder-approved transactions to which the Company is a party:

      (i) a merger, consolidation or other reorganization in which the
Company is not the surviving entity,

      (ii) the sale, transfer or other disposition of all or
substantially all of the Company’s assets in complete liquidation or dissolution of the Company, or

      (iii) any reverse merger in which the Company is the surviving entity but in which more than 50% of the Company’s outstanding voting securities are transferred to persons other than those who held such securities immediately prior to the merger.

      Change in Control: either of the following events effecting a change in ownership or control of the Company:

      (i) the acquisition by any person or related group of persons
(other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the
Company’s stockholders, or

      (ii) a change in the composition of the Board over a period of twenty-four (24) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been members of the Board continuously since the beginning of such period or
(b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

      In the event of a Corporate Transaction, each option at the time outstanding under the 1993 Plan will automatically become exercisable for all of the shares of the Company’s common stock at the time subject to that option and may be exercised for any or all of such shares as fully-vested shares.
However, an outstanding option under the Discretionary Option Grant Program will not so accelerate if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or (ii) the acceleration of such option is precluded by other limitations or restrictions imposed by the
Plan Administrator at the time of grant. Immediately following the consummation of the Corporate Transaction, all outstanding options under the
1993 Plan will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be exercisable. The Plan Administrator will have the discretion to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the optionee’s service terminates within a designated period following a Corporate Transaction in which those options are assumed.

      All unvested shares outstanding under the Discretionary Option Grant or
Stock Issuance Program will immediately vest in full upon the occurrence of a
Corporate Transaction, except to the extent (i) one or more of the Company’s repurchase rights with respect to those shares are expressly assigned to the successor corporation (or its parent company) or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the unvested
shares are issued. The outstanding repurchase rights of the Company under the
Automatic Option Grant Program will immediately terminate, and the shares subject to those terminated rights will become fully vested, upon the Corporate
Transaction.

      The Plan Administrator has full power and authority to provide for the acceleration of options outstanding under the Discretionary Option Grant
Program and vesting of unvested shares issued under the Discretionary Option
Grant or Stock Issuance Program upon the occurrence of a Change in Control.
Alternatively, the Plan Administrator may condition such acceleration upon the individual’s cessation of service under certain prescribed circumstances following the Change in Control. Upon a Change in Control, the shares subject to each outstanding option under the Automatic Option Grant Program will immediately vest in full, and the Company’s repurchase rights will lapse as to those shares.

      The acceleration of options or vesting in the event of a Corporate
Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

Changes in Capitalization

      In the event any change is made to the common stock issuable under the
1993 Plan by reason of any stock split, stock dividend, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the common stock as a class without the Company’s receipt of consideration, the Compensation
Committee may make appropriate adjustments to (i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable stock appreciation and direct stock issuances under the 1993 Plan after December 31, 1993, (iii) the class and/or number of securities and option price per share in effect under each outstanding option, and (iv) the class and/or number of securities for which automatic option grants are to be subsequently made to newly-elected and continuing non-employee
Board members under the Automatic Option Grant Program. The adjustments to the outstanding options will prevent the dilution or enlargement of benefits thereunder.

      The grant of stock options or stock appreciation rights under the 1993
Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Financial Assistance

      The Plan Administrator may institute a loan program in order to assist one or more optionees or participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the acquisition of shares under the Stock Issuance Program. The form in which such assistance is to be made available (including Company loans, or guarantees or installment payments) and the terms upon which such assistance is to be provided will be determined by the Plan Administrator. However, the maximum amount of financing provided any optionee or participant may not exceed the amount of cash consideration payable for the issued shares plus all applicable federal and state taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the optionee’s or participant’s period of service.

Excess Issuances

      Options to purchase shares of common stock may be granted and shares of common stock may be issued under the 1993 Plan which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until the
Company’s stockholders approve an amendment sufficiently increasing the number of shares available for issuance under the 1993 Plan.

Special Tax Election

      The Plan Administrator may provide one or more holders of Nonstatutory
Options or unvested shares under the 1993 Plan with the right to have the
Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the federal and state income and employment tax liability incurred by such

individuals in connection with the exercise of their options or the vesting of their shares. Alternatively, the Plan Administrator may allow such individuals to deliver already existing shares of the Company’s common stock in payment of such tax liability.

Amendment and Termination

      The Board may amend or modify the 1993 Plan in any or all respects whatsoever. However, no amendment to the 1993 Plan may adversely affect the rights of existing optionees without their consent. In addition, certain amendments may require the approval of the Company’s stockholders pursuant to applicable laws or regulations.

      The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on February 11, 2004. Each stock option or unvested share issuance outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant or issuance.

Stock Awards

      The table below shows, as to the Company’s executive officers and the indicated
groups, the following information for the period commencing January 1, 1999 and ending March 6, 2000: (i) the number of shares of the Company’s common stock subject to options granted under the 1993 Plan and (ii) the weighted average exercise price payable per share. These share numbers and exercise prices have been adjusted to reflect the Company’s declaration and payment of a stock dividend of three shares of common stock for each two shares of common stock outstanding on the record date of the dividend, December 10, 1999. No direct stock issuances have been made to date under the 1993 Plan, nor have any stock appreciation rights been granted.

OPTION TRANSACTIONS

Weighted Average

Exercise Price

Options Granted

of Options

Name

(Number of Shares)

Granted

Syrus P. Madavi, Chairman, President & CEO

450,000

$
26.92

Kenneth G. Wolf, Executive Vice President

47,500

$
27.45

J. Scott Blouin, Chief Financial Officer

90,000

$
26.92

All current executive officers as a group (3 persons)

578,500

$
26.96

Thomas R. Brown, Jr., Director

—

—

Francis J. Aguilar, Director

9,000

$
18.60

John S. Anderegg, Jr., Director

9,000

$
18.60

Marcelo A. Gumucio, Director

—

—

All non-employee directors as a group (4 persons)

18,000

$
18.60

        All employees, including current officers who are
not executive officers, as a group

2,884,750

$
25.90

      No option grants have been made to date on the basis of the 10,000,000 share increase that is the subject of this Proposal.

FEDERAL INCOME TAX CONSEQUENCES

Option Grants

      Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonstatutory options which are not intended to meet such requirements. The
Federal income tax treatment for the two types of options differs as described below:

      Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

      Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii)
the option exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the option exercise date over (ii) the option exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the option exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the
Company upon one or more disqualifying dispositions of incentive stock option shares under the 1993 Plan will be deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

      Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the option exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of the Company’s common stock under a nonstatutory option.
These special provisions may be summarized as follows:

•

        If the shares acquired upon exercise of the nonstatutory
option are subject to repurchase by the Company at the original option exercise price in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the optionee vests in the shares, an amount equal to the excess of (i) the fair market value of the shares on the date the optionee vests in those shares over
(ii) the option exercise price paid for the shares.

•

        The optionee may, however, elect under Section 83(b) of the
Internal Revenue Code to include as ordinary income in the year of exercise of the nonstatutory option an amount equal to the excess of
(i) the fair market value of the purchased shares on the exercise date over (ii) the option exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when he or she vests in such shares.

      The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the corporation in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of nonstatutory options granted under the 1993
Plan will be deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the
Company.

Stock Appreciation Rights

      An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

Direct Stock Issuances

      The tax principles applicable to direct stock issuances under the 1993
Plan will be substantially the same as those summarized above for the exercise of nonstatutory option grants.

Accounting Treatment

      The Company accounts for stock issued to employees under APB Opinion No.
25, Accounting for Stock Issued to Employees (APB25). Under APB25, option grants or stock issuances with exercise or issue prices equal to the fair value of the shares on the grant or issue date will not result in any direct charge for compensation expense to the Company’s reported earnings. However, outstanding options are taken into account in the calculation of diluted earnings per share. As required by statement of Financial Accounting Standards
No. 123, Accounting for Stock Based Compensation (SFAS 123) the Company must disclose (in footnotes to the Company’s financial statements) the pro-forma impact which options granted under the 1993 Plan since
January 1, 1995, would have upon the Company’s reported earnings had those options at the time of grant been accounted for under SFAS 123.

      Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to be charged against the Company’s earnings.

Vote Required

      The affirmative vote of a majority of the outstanding shares of the
Company’s voting stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the amendment to the 1993 Plan that is the subject of this Proposal No. 3. If the stockholders do not approve such amendment, then the 10,000,000 share increase to the 1993 Plan will not be implemented and no stock option grants or direct stock issuances will be made that are dependent on that proposed increase.

      The Board of Directors unanimously recommends a vote FOR Proposal No. 3 to approve the amendment to the 1993 Stock Incentive Plan.

PROPOSAL NO. 4

APPROVAL OF THE COMPANY’S SENIOR EXECUTIVE BONUS PLAN

      The Board of Directors has adopted the Senior Executive Bonus
Plan (the “Bonus Plan”). The Bonus Plan will become effective as of January 1,
2000, subject to approval by the affirmative vote of the holders of the majority of the Company’s common stock present in person or by proxy, and entitled to vote at the Annual Meeting. If the Bonus Plan is not approved by the Company’s shareholders, it will not be effective and any awards made under the Plan prior to that date will be void. No award may be made under the Bonus
Plan after its expiration date, but awards made prior thereto may extend beyond that date.

      The Bonus Plan will provide for annual incentive awards to certain of the
Company’s key executives and is being submitted to shareholders in an effort to assure that awards under the Bonus Plan will be tax deductible for the Company.
Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) places a $1 million annual limit on the amount of compensation paid to the named executive offers that may be deducted by the
Company for federal income tax purposes, unless such compensation is based on the achievement of pre-established performance goals set by the Compensation
Committee of the Board pursuant to an incentive plan that has been approved by the Company’s shareholders.

      Shareholder approval of the Bonus Plan is necessary for maintaining the tax-deductible status of incentive payments made to the participants, as well as to allow the Company to continue its long-standing policy of recognizing and rewarding on an annual basis those key executives for their contributions to the overall success of the Company. Regardless of whether the Bonus Plan is approved, the Company must provide competitive compensation in order to recruit and retain its senior executives. Stockholder approval of the Bonus Plan should ensure that the Company is able to deduct all cash compensation paid to its senior executives.

      The primary features of the Bonus Plan are summarized below. The summary is qualified by reference to the full text of the Bonus Plan, which is attached as Appendix A to this Proxy Statement.

Eligibility

      Awards may be made under the Bonus Plan to any employee of the Company who is a “covered employee” within the meaning of Section 162(m) of the Code.
Covered employees presently include the Company’s Chief Executive Officer and the two other most highly compensated executive officers of the Company, but in the future, may include more executive officers. These executive officers will receive their annual incentive bonus, if any, under the Bonus Plan for 2000 and in future years (subject to stockholder approval of the Bonus Plan). The
Company’s Annual Performance Bonus Program, which has not been approved by the
Company’s stockholders, will continue to be used to provide incentive compensation for other officers and key employees of the Company for whom
Section 162(m) is not an issue.

Administration

      The Bonus Plan will be administered by the Compensation Committee of the Board of Directors or any other committee appointed by the Board of Directors (the
“Committee”), which consists of not less than two non-employee directors who are ineligible to participate in the Bonus Plan and who are “outside directors”
within the meaning of Section 162(m). The Committee has full authority to interpret the Bonus Plan and to establish rules for its administration. The
Committee has the authority to determine eligibility for participation in the
Bonus Plan, to decide all questions concerning eligibility for and the amount of awards, and to establish and administer the performance goals (defined below) and certify whether, and to what extent, they are attained.

Determination of Awards

      In determining awards to be made under the Bonus Plan, the Committee may approve a formula which is based on one or more objective criteria to measure corporate performance as set forth in the Bonus Plan (“Performance Criteria”).
The Committee may establish Performance Criteria and as selected by the
Committee, the Committee may set one or more annual performance objectives
(“Performance Goal(s)”) with respect to such Performance Criteria for the
Company. The Performance Criteria that will be used to establish

Performance Goals are limited to one or more of the following: pre- or after-tax net earnings, revenue growth, operating income, net operating cash flow return on invested capital, return on net assets, return on equity, return on assets, return on capital, share price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, new product development, new product releases, and market penetration or market share, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such
Performance Period for such Participant. The Committee will also determine the amount and form of compensation payable to the participant upon attainment of a
Performance Goal before the beginning of each Performance Period or within the time permitted under Section 162(m) of the Code.

      Payment of awards will be made in cash. All determinations regarding the achievement of Performance Goals and the determination of actual awards will be made by the Committee. The Committee may in its discretion decrease, but not increase, the amount of any award that otherwise would be payable under the
Bonus Plan.

Amount Available and Maximum Individual Awards

      The Committee may suspend or terminate the Bonus Plan at any time with or without prior notice. In addition, the Committee may from time to time and with or without prior notice, amend or modify the Plan in any manner, but may not without shareholder approval adopt any amendment that would require the vote of shareholders of the Company pursuant to Section 162(m) of the Code.

Federal Income Tax Consequences

      The amount of cash received by a participant is required to be recognized by such participant as ordinary income subject to withholding and will generally be allowed as a deduction to the Company.

      The Bonus Plan is designed to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m),
Burr-Brown may not receive a federal income tax deduction for compensation paid to its Chief Executive Officer or other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if Burr-Brown pays compensation that is
“performance-based” under Section 162(m), Burr-Brown still can receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year.

      The Bonus Plan is not subject to any provision of the Employee Retirement
Income Security Act of 1974 and is not qualified under Section 401(a) of the
Code.

      The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the
Bonus Plan. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state, or local tax laws, or estate and gift tax considerations.

      Awards under the Bonus Plan are determined based on actual performance, measured against the goals established by the Compensation Committee, so future actual awards, if any, cannot now be determined.

Vote Required

      Adoption of the Bonus Plan requires approval by holders of a majority of the outstanding shares of Company Common Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting.

      The Board of Directors unanimously recommends a vote for approval of Proposal No. 4.

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors, upon the recommendation of the Audit Committee, has selected Ernst & Young, L.L.P., independent auditors, to audit the books, records, and accounts of the Company and its subsidiaries for the year ending
December 31, 2000.

      The firm of Ernst & Young L.L.P. audits the Company’s books annually, has offices in or convenient to the localities in the United States and foreign countries where the Company or its subsidiaries operate and is considered to be well qualified. Ernst & Young, L.L.P. has audited the Company’s books since
1962. The Board of Directors recommends that the stockholders approve the proposal to ratify the selection of Ernst & Young L.L.P. to serve as independent auditors for the current year.

      Stockholder ratification of the selection of Ernst & Young L.L.P. as the
Company’s independent auditors is not required by the Company’s Bylaws or otherwise. If the stockholders fail to ratify the election, the Audit
Committee and the Board will reconsider whether or not to retain that firm.
Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time if they determine that such an appointment would be in the best interests of the Company and its stockholders.

      Ernst & Young L.L.P. has no direct or indirect material financial interest in the Company or any of its subsidiaries. A representative of Ernst & Young
L.L.P. is expected to be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of Ernst & Young L.L.P., if they so desire. The representative also will be available to respond to questions raised by those in attendance at the meeting.

      The Board of Directors recommends that the stockholders vote FOR the selection of Ernst & Young LLP to serve as independent auditors for the year ending December 31, 2000.

OTHER BUSINESS

      The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting and does not intend to bring any other matters to be voted on at the meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment and to the extent authorized under the Securities Exchange Act of 1934.

STOCKHOLDER PROPOSALS

      Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission and the Company Bylaws. Proposals of
stockholders of the Company intended to be presented for consideration at the
Company’s 2001 Annual Meeting of Stockholders and included in the Company’s proxy statement for that year must be received by the Company no later than
November 9, 2000, in order that they be included in the proxy statement and form of proxy related to that meeting.

      In connection with the 2001 Annual Meeting of Stockholders, the proxy card will grant the proxy holders discretionary authority to vote on any matter raised at the 2001 Annual Meeting of
Stockholders. If a stockholder intends to submit a proposal at the 2001 Annual
Meeting of Stockholders that is not eligible for inclusion or that the stockholder does not intend to be included in the proxy statement and form of proxy relating to that meeting, the stockholder must do so not later than
February 8, 2001. If such stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2001 Annual Meeting of
Stockholders. Our Bylaws also contain specific requirements regarding a stockholder’s ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. If you would like a copy of the requirement contained in our Bylaws, please contact our Corporate Secretary at the address of the Company shown on the front of the proxy materials.

By Order of the Board of Directors

        Bradley S. Paulson
Corporate Secretary & General Counsel

March 23, 2000

APPENDIX A

BURR-BROWN CORPORATION

SENIOR EXECUTIVE BONUS PLAN

ARTICLE 1

ESTABLISHMENT, AND PURPOSE, AND DURATION

1.1

        Establishment of the Plan. Burr-Brown Corporation, a Delaware
corporation (the “Company”), hereby establishes an annual incentive compensation plan to be known as the “Senior Executive Bonus Plan” (the
“Plan”).

1.2

        Purpose of the Plan. The Plan is designed to (i) recognize and reward on an annual basis select Company executives for their contributions to the overall success of the Company, and (ii) qualify compensation paid under the Plan as “performance-based compensation” as that term is defined in
Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and the
regulations thereunder.

1.3

        Duration of the Plan. Subject to approval by the Company’s stockholders, the Plan will commence as of January 1, 2000. If the Plan is not approved by the Company’s stockholders, the Plan will not be effective and any grants made under the Plan prior to that date will be void. The Plan shall terminate on December 31, 2009. No award may be made under the Plan after the date the Plan terminates, but awards made prior to that date may extend beyond that date.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1

        Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

2.1

        (a) “Award” means the agreement of the Company to pay compensation to a
Participant upon the attainment of specified Performance Goals.

2.1

        (b) “Award Agreement” means the written agreement evidencing the terms and conditions of an Award.

2.1

        (c) “Board” or “Board of Directors” means the Board of Directors of the
Company.

2.1

        (d) “Change in Control” shall mean a change in ownership or control of the Company effected through either of the following transactions: (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended)
of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or (ii) there is a change in the composition of the Board over a period of twenty-four (24)
consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either
(A) have been Board members continuously since the beginning of such period or
(B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

2.1

        (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      (f) “Committee” means the Compensation Committee of the Board or the committee appointed by the Board pursuant to Article 3 to administer the Plan.

      (g) “Company” means Burr-Brown Corporation a Delaware corporation, or any successor thereto.

      (h) “Covered Employee” means an Employee who is a “covered employee”
within the meaning of

Section 162(m) of the Code.

      (i) “Director” means any individual who is a member of the Board of
Directors of the Company.

      (j) “Employee” means any full-time, common-law employee of the Company.
Directors who are not otherwise employed by the Company shall not be considered
Employees under this Plan.

      (k) “Participant” means a Covered Employee who is designated by the
Committee to participate in the Plan for a Performance Period pursuant to
Article 4.

      (l) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a
Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to one or more of the following: pre- or after-tax net earnings, revenue growth, operating income, net operating cash flow return on invested capital, return on net assets, return on equity, return on assets, return on capital, Share price growth, shareholder returns, gross or net profit margin, earnings per Share, price per
Share, cost control, inventory management, accounts receivable management, production yields, employee recruitment and/or retention, new product development, new product releases, and market penetration or market share, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

      (m) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Goal, the Goal may be expressed in terms of individual performance or overall Company performance or the performance of a division or an operating unit. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of
Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; and (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

      (n) “Performance Period” means the one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, compensation under the Plan.

      (o) “Shares” means the shares of common stock of the Company.

2.2

        Severability. In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only the portions of this Plan that violate such statute, common law, or public policy shall be stricken. All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan.

ARTICLE 3

ADMINISTRATION

3.1

        The Committee. The Plan shall be administered by the Committee, or by any other committee appointed by the Board consisting solely of two (2) or more Directors who qualify as “outside directors” under

Section 162(m) of
the Code and the regulations issued thereunder. The members of the
Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2

        Authority of the Committee. The Committee shall have all the authority that is necessary or helpful to enable it to discharge its
responsibilities under the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to interpret the Plan, to determine eligibility for participation in the
Plan, to decide all questions concerning eligibility for and the amount of
Awards payable under the Plan, to establish and administer the Performance
Goals and certify whether, and to what extent, they are attained, to construe any ambiguous provisions of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, to issue administrative guidelines as an aide to the administration of the Plan, to make regulations for carrying out the Plan, and to decide any and all questions arising in the administration, interpretation, and application of the Plan.

3.3

        Decisions Binding. All determinations and decisions made by the
Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders,
Employees, Participants, and their estates and beneficiaries.

3.4

        Section 162(m) Compliance. This Plan shall be administered to comply with Section 162(m) of the Code and, if any provisions of the Plan cause any Award to not qualify as performance-based compensation under Section
162(m) of the Code, that provision shall be stricken from this Plan, but the other provisions of this Plan shall remain in effect. Any action striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan. Furthermore, if any portion of the Plan or any Award Agreement conflicts with Section 162(m) or the regulations issued thereunder, the provisions of Section 162(m) and such regulations shall control.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1

        Eligibility. Participation is limited in any fiscal year to Employees who the Committee concludes will be Covered Employees for such year.

4.2

        Actual Participation. From among the Covered Employees eligible to participate each year, the Committee may select those to receive Awards in any one or more Performance Periods under the Plan.

ARTICLE 5

FORM OF AWARDS

Awards shall be paid in cash. The Committee may, in its sole discretion, subject any Award to such terms, conditions, restrictions, or limitations
(including but not limited to restrictions on transferability, vesting, termination of employment for cause or otherwise, or change of control) that the Committee deems to be appropriate, provided that such terms are not inconsistent with the terms of the Plan or Section 162(m) of the Code. All
Awards will be evidenced by an Award Agreement.

ARTICLE 6

DETERMINATION AND LIMITATION OF AWARDS

6.1

        Determination of Awards. Within the time prescribed by Section 162(m) of the Code for each Performance Period, the Committee shall, in its sole discretion, determine and establish:

      (a) the Performance Goals applicable to the Performance Period for each
Participant;

      (b) the total dollar amount payable to each Participant under the
Award based upon attaining the Performance Goals; and

      (c) such other terms and conditions of such Award as the Committee determines to be appropriate under the circumstances.

      Such determinations shall be reflected in the minutes of a Committee meeting, or in a written action adopted without the necessity of a meeting, and also shall be documented in the Award Agreement.

6.2

        Limitations of Awards. If only one Performance Goal is established for a
Performance Period, the Performance Goal for such Performance Period must be achieved in order for a Participant to receive payment for an Award for such Performance Period. If more than one Performance Goal is established for a Performance Period, one or more of the Performance Goals for such
Performance Period must be achieved in order for a Participant to receive payment for an Award for such Performance Period, all as set forth in accordance with the terms of the Award Agreement. Furthermore, the
Committee is authorized at any time during or after a Performance Period to reduce or eliminate (but not to increase) the amount of an Award payable to any Covered Employee for a Performance Period for any reason.

6.3

        Maximum Awards. Notwithstanding any provision in the Plan to the contrary, the maximum Award payable to any Covered Employee under the Plan for a Performance Period shall be $3,000,000.

6.4

        Employment Continuation. Unless otherwise determined by the Committee, provided in the Award Agreement, or required by applicable law, no payment pursuant to this Plan shall be made to a Participant unless the
Participant is employed by the Company on the day the Award is paid.

6.5

        Change in Control. The Committee shall have the discretionary authority, exercisable at any time, to provide for the immediate and automatic vesting of all or any portion of any
Award under this Plan at the time of a Change in Control, regardless of whether the Performance Goals have been completed in full or the Performance
Period has been completed. The Committee shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination or material modification of the Covered Employee’s service within a specified period following the Change in Control.

6.6

        Deferrals of Payments. In the exercise of its discretion, the Committee may allow a Participant to elect to defer the receipt of all or any portion of an Award, the Company’s deferred compensation plan or an arrangement approved by the Committee.

ARTICLE 7

RIGHTS OF EMPLOYEES

7.1

        Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

7.2

        Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 8

AMENDMENT, MODIFICATION, AND TERMINATION

      The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may from time to time and with or without prior notice, amend or modify the Plan in any manner,

but may not
without shareholder approval adopt any amendment that would require the vote of shareholders of the Company pursuant to Section 162(m) of the Code.

ARTICLE 9

WITHHOLDING

      The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy
Federal, state, and local taxes (including the Participant’s FICA obligation)
required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

ARTICLE 10

SUCCESSORS

      All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 11

REQUIREMENTS OF LAW

11.1

        Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

11.2

        Governing Law. The Plan, and all agreements hereunder, shall be governed by the laws of the State of Arizona.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

BURR-BROWN CORPORATION

      Thomas R. Brown, Jr. and Syrus P. Madavi, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of
Burr-Brown Corporation (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders on April 28, 2000, and at
any adjournments or postponements thereof as follows:

1.

        The election of all nominees listed below for the Board of
Directors, as described in the Proxy Statement:

        Thomas R. Brown, Jr., Syrus P. Madavi, John S. Anderegg, Jr., Francis
J. Aguilar and Marcelo A. Gumucio.

FOR [ ]
AUTHORIZATION WITHHELD [ ]

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)

2.

        Proposal to amend the Company’s Certificate of Incorporation to increase the amount of authorized common stock from 80,000,000 to
240,000,000.

FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

3.

        Proposal to approve an amendment to the Company’s 1993 Stock
Incentive Plan to increase the number of common shares authorized for issuance under the plan from 13,332,240 to 23,332,240;

FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

4.

        Proposal to approve the Company’s 2000 Senior Executive Bonus
Plan.

FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

5.

        5. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31,
2000.

FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

      The Board of Directors recommends a vote FOR each of the above proposals.
This Proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the above proposals and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

      DATE: _______________________, 2000

        ___________________________________
Signature

___________________________________
Signature if held jointly

        ___________________________________
Name (Print)

___________________________________
Name (Print)

              (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,

USING THE ENCLOSED ENVELOPE.